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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



                                                         State or
                                                     Jurisdiction of
   Name of Subsidiary                                 Incorporation
   ------------------                                 -------------

MSC Pre Finish Metals Inc.                               Illinois

MSC Pre Finish Metals (EGV) Inc.                         Delaware

MSC Pre Finish Metals (MV) Inc.                          Delaware

MSC Pre Finish Metals (MT) Inc.                          Delaware

MSC Walbridge Coatings Inc.                              Delaware

MSC Specialty Films, Inc.                                California

MSC Laminates and Composites Inc.                        Delaware

MSC Laminates and Composites (EGV) Inc.                  Delaware

Material Sciences Foreign Sales Corporation              U. S. Virgin Islands

Solar-Gard International, Inc.                           Florida

Solar-Gard International (UK) Limited                    United Kingdom

Solar-Gard (Canada) Inc.                                 Canada

MSC Specialty Films (Australasia) Pty. Limited           Australia

Solar-Gard (SEA) Pte., Ltd.                              Singapore

MSC Pinole Point Steel Inc.                              Delaware

MSC Pre Finish Metals (PP) Inc.                          Delaware